EXHIBIT 4.8

Final Version

Central Vermont Public Service Corporation

$60,000,000 First Mortgage 6.83% Bonds, Series UU, due May 15, 2028

______________

Bond Purchase Agreement

_____________

Dated May 15, 2008

Table of Contents

(Not a part of the Agreement)

SectionHeadingPage

Section 1.Authorization of Bonds

Section 2.Sale and Purchase of Bonds

Section 3.Closing

Section 4.Conditions to Closing

Section 4.1.Representations and Warranties
Section 4.2.Performance; No Default.
Section 4.3.Compliance Certificates.
Section 4.4.Opinions of Counsel
Section 4.5.Purchase Permitted by Applicable Law, Etc
Section 4.6.Sale of Other Bonds
Section 4.7.Payment of Special Counsel Fees.
Section 4.8.Private Placement Number
Section 4.9.Changes in Corporate Structure
Section 4.10.Proceedings and Documents
Section 4.11.Execution and Delivery and Filing and Recording of Forty-Sixth Supplemental Indenture
Section 4.12.Regulatory Approvals

Section 5.Representations and Warranties of the Company

Section 5.1.Organization; Power and Authority
Section 5.2.Authorization, Etc
Section 5.3.Disclosure
Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates
Section 5.5.Financial Statements; Material Liabilities
Section 5.6.Compliance with Laws, Other Instruments, Etc
Section 5.7.Governmental Authorizations, Etc
Section 5.8.Litigation; Observance of Agreements, Statutes and Orders
Section 5.9.Taxes
Section 5.10.Title to Property; Leases
Section 5.11.Franchises and Permits
Section 5.12.Compliance with ERISA
Section 5.13.Private Offering by the Company
Section 5.14.Use of Proceeds; Margin Regulations
Section 5.15.Existing Indebtedness; Future Liens
Section 5.16.Foreign Assets Control Regulations, Etc
Section 5.17.Status under Certain Statutes
Section 5.18.Investment and Holding Company Status
Section 5.19.Environmental Matters

Section 6.Representations of the Purchaser

Section 6.1.Purchase for Investment
Section 6.2.Source of Funds

Section 7.Covenants

Section 7.1.Financial and Business Information
Section 7.2.Officer’s Certificates
Section 7.3.Inspection
Section 7.4Recording

Section7.5. Compliance With Law

Section 8.Home Office Payment

Section 9.Expenses, Etc

Section 9.1.Transaction Expenses
Section 9.2.Survival

Section 10.Survival of Representations and Warranties; Entire Agreement

Section 11.Amendment and Waiver

Section 11.1.Requirements
Section 11.2.Solicitation of Holders of Bonds
Section 11.3.Binding Effect, Etc
Section 11.4.Bonds Held by Company, Etc

Section 12.Notices

Section 13.Reproduction of Documents

Section 14.Definitions

Section 15.Confidential Information

Section 16.Substitution of Purchaser

Section 17.Miscellaneous

Section 17.1.Successors and Assigns
Section 17.2.Severability
Section 17.3.Construction
Section 17.4.Counterparts
Section 17.5.Governing Law

Signature

Recitals

Schedule A—Information Relating to Purchasers

Schedule 4.9—Changes in Corporate Structure

Schedule 5.3—Disclosure Materials

Schedule 5.4—Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5—Financial Statements

Schedule 5.8—Litigation

Schedule 5.14—Use of Proceeds

Schedule 5.15—Existing Indebtedness

Exhibit 4.4(a)—Form of Opinion of Kenneth C. Picton, Vermont Counsel for the Company

Exhibit 4.4(b)—Form of Opinion of New Hampshire Counsel for the Company

Exhibit 4.4(c)—Form of Opinion of Connecticut Counsel for the Company

Exhibit 4.4(d)—Form of Opinion of Maine Counsel for the Company

Exhibit 4.4(e)—Form of Opinion of New York Counsel for the Company

Exhibit 4.4(f)—Form of Opinion of Special Counsel for the Purchasers

Exhibit A—Form of Forty-Sixth Supplemental Indenture

Central Vermont Public Service Corporation
77 Grove Street
Rutland, Vermont  05701

$60,000,000 First Mortgage 6.83% Bonds, Series UU, due May 15, 2028

May 15, 2008

To each of the Purchasers listed in
  the attached Schedule A:

Ladies and Gentlemen:

Central Vermont Public Service Corporation, a Vermont corporation (the “Company”), agrees with you as follows:

Section 1.Authorization of Bonds.

The Company will authorize the issue and sale of $60,000,000 aggregate principal amount of its First Mortgage 6.83% Bonds, Series UU, due May 15, 2028 (the “Bonds”) under and secured by the Indenture of Mortgage dated as of October 1, 1929 (hereinafter called the “Original Indenture”), between the Company and the trustee named therein, as supplemented and amended by forty-six indentures supplemental thereto and amendatory thereof, including the Forty-Fourth Supplemental Indenture dated as of June 15, 2004 (the “Forty-Fourth Supplemental Indenture”), entered into by the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), which amended, supplemented and restated the Original Indenture and the prior supplemental indentures, the Forty-Fifth Supplemental Indenture dated as of July 15, 2004, entered into by the Company and the Trustee and the Forty-Sixth Supplemental Indenture dated as of May 1, 2008 (the “Forty-Sixth Supplemental Indenture”), entered into by the Company and the Trustee, which will be substantially in the form attached hereto as Exhibit A.  The Original Indenture as supplemented, amended and restated and further supplemented as described in the preceding sentence is referred to herein as the “Indenture.”  The Indenture constitutes a direct mortgage lien upon the franchises of the Company and upon the properties therein described as intended to be mortgaged, subject only to the exceptions set forth in the granting clauses of the Indenture and Permitted Encumbrances.  The Bonds shall be substantially in the form set forth in Exhibit A to the Forty-Sixth Supplemental Indenture.  Certain capitalized terms used in this Agreement are defined in Section 14.  Any other capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 2. SALE AND PURCHASE OF BONDS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.  Contemporaneously with entering into this Agreement, the Company is entering into separate Bond Purchase Agreements (the “Other Agreements”) identical with this Agreement with each of the other purchasers named in Schedule A (the “Other Purchasers”), providing for the sale at such Closing to each of the Other Purchasers of Bonds in the principal amount specified opposite its name in Schedule A.  Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Section 3.Closing.

The sale and purchase of the Bonds to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 a.m. Chicago time, at a closing (the “Closing”) on May 15, 2008 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers.  At the Closing the Company will deliver to you the Bonds to be purchased by you in the form of a single Bond (or such greater number of Bonds in denominations of at least $1,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9408783353 at Bank of America, 777 Main Street, Hartford, CT 06115, ABA 026009593, Account Name — Central Vermont Public Service Corp.  If at the Closing the Company shall fail to tender such Bonds to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.Conditions to Closing.

Your obligation to purchase and pay for the Bonds to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Indenture required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds, the Forty-Sixth Supplemental Indenture, this Agreement and the Other Agreements.

Section 4.4.Opinions of Counsel.  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kenneth C. Picton, Esq., Assistant General Counsel and Vermont counsel for the Company, covering the matters set forth in Exhibit 4.4(a); (b) from Ransmeier & Spellman, New Hampshire counsel for the Company, covering the matters set forth in Exhibit 4.4(b); (c) from Day Pitney LLP, Connecticut counsel for the Company, covering the matters set forth in Exhibit 4.4(c); (d) from Verrill & Dana LLP, Maine counsel for the Company, covering the matters set forth in Exhibit 4.4(d); (e) from Day Pitney LLP, New York counsel for the Company, covering the matters set forth in Exhibit 4.4(e); (each of the opinions listed in clauses (a) through (e) above shall also cover such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request and the Company hereby instructs each of such counsel to deliver such opinions to you); and (f) from Chapman and Cutler LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(f) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5.Purchase Permitted by Applicable Law, Etc.  On the date of the Closing your purchase of Bonds shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Bonds.  Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Bonds to be purchased by them at the Closing as specified in Schedule A.

Section 4.7.Payment of Special Counsel Fees.; Without limiting the provisions of Section 9.1, the Company shall have paid, on or before the Closing, the fees, charges and disbursements of your special counsel referred to in Section 4.4(f) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.Private Placement Number.  A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each of the Bonds.

Section 4.9.Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Forty-Sixth Supplemental Indenture and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 4.11.Execution and Delivery and Filing and Recording of Forty-Sixth Supplemental Indenture.  The Forty-Sixth Supplemental Indenture shall have been duly executed and delivered and shall have been duly filed and recorded in Rutland, Vermont (and financing statements in respect thereof shall have been filed, if necessary) and said Forty-Sixth Supplemental Indenture shall have been forwarded via United States certified mail or delivered for recording to all such other locations in Vermont, New Hampshire, New York, Maine and Connecticut (and financing statements in respect thereof shall have been filed, if necessary) in such manner and in such places as is required by law (and no other instruments are required to be filed) to establish, preserve, perfect and protect the direct security interest and mortgage Lien of the Trustee created by the Indenture on all Mortgaged Property and franchises of the Company referred to in the Indenture as subject to the direct mortgage Lien thereof and the Company shall have delivered satisfactory evidence of such filings and recordings.

Section 4.12.Regulatory Approvals.  The issue and sale of the Bonds shall have been duly authorized by an order of the Vermont Public Service Board (the “VPSB”) and such order shall be in full force and effect on the Closing Date and all appeal periods applicable to such order shall have expired.  The Company shall deliver satisfactory evidence that orders have been obtained approving the issuance of the Bonds from the Public Utility Commissions of New Hampshire, New York, and Maine and the Connecticut Department of Public Utility Control or that such governmental bodies shall have waived jurisdiction thereof and such approval or waiver shall not be contested or subject to review, or that such governmental bodies do not have jurisdiction.

Section 5.Representations and Warranties of the Company.

The Company represents and warrants to you that:

Section 5.1.Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements, the Forty-Sixth Supplemental Indenture and the Bonds and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc.  This Agreement and the Other Agreements, the Indenture and the Bonds have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Forty-Sixth Supplemental Indenture constitute, and upon execution and delivery thereof each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  The Company’s Form 10-K for the period ended December 31, 2007 and the Company’s Form 10-Q for the period ended March 31, 2008, or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to April 8, 2008 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made).  Since December 31, 2007, there has been no change  in  the  financial  condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary (including Material Subsidiaries), the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in Schedule 5.4 as being owned by the Company and its Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Material Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)Each Material Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Material Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.

Section 5.5.Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Forty-Sixth Supplemental Indenture and the Bonds will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Material Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Material Subsidiary is bound or by which the Company or any Material Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Material Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Material Subsidiary.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, qualification, filing or declaration with, any Governmental Authority is required in connection with the issuance and sale of the Bonds other than (i) an order of the VPSB approving the issuance of the Bonds and (ii) a waiver from the Connecticut Department of Public Utility Control, each of which has been obtained and is in full force and effect and final and all periods of appeal and rehearing by third parties which have not stipulated to the VPSB order as issued have expired and all conditions contained in any such authorization or waiver which are to be fulfilled on or prior to the date of issuance of the Bonds have been fulfilled.

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.  Other than as disclosed in the Company’s Form 10-K for the period ended December 31, 2007 and the Company’s Form 10-Q for the period ended March 31, 2008:

(a)There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Material Subsidiary or any property of the Company or any Material Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Material Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Company and its Material Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Material Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Material Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Material Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1999 and the statute of limitations has run out on tax filings through fiscal year 2002.

Section 5.10.Title to Property; Leases.  To the best of the Company’s knowledge, the Company has good and sufficient title to its properties that it purports to own including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), free and clear of Liens prohibited by the Indenture, other than Permitted Encumbrances.  The Indenture describes all real property that the Company owns or holds title to in fee simple.  Each Material Subsidiary has good and sufficient title to its properties that it purports to own including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by such Material Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business).  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Franchises and Permits.  The Company and its Material Subsidiaries hold valid and subsisting franchises, licenses and permits in all incorporated communities served by them, authorizing them to conduct the respective utility businesses in which they are engaged in such communities, and valid and subsisting certificates of convenience and necessity and other authorizations from other governmental or regulatory authorities.  The franchises, licenses, permits, certificates and other authorizations held by the Company and its Material Subsidiaries are free from unduly burdensome restrictions and are sufficient in every material respect to enable the Company and its Material Subsidiaries to carry on their respective utility businesses as now being conducted by them.  The Company and its Material Subsidiaries are in substantial compliance with all enforceable franchises, licenses, permits, certificates and authorizations held by them.

Section 5.12.Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and to the best of the Company’s knowledge no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The  term “benefit  liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is $13,100,000 in excess of plan assets.

(e)The execution and delivery of this Agreement and the Forty-Sixth Supplemental Indenture and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by you.

Section 5.13.Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, except with not more than fifty (50) Institutional Investors, each of which has been offered the Bonds at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act.

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Bonds as set forth in Schedule 5.14.  No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Material Subsidiaries as of March 31, 2008, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Material Subsidiaries.  Neither the Company nor any Material Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Material Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Material Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien, other than Permitted Encumbrances.

Section 5.16.Foreign Assets Control Regulations, Etc.  (a)  Neither the sale of the Bonds by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17.Status under Certain Statutes.  Neither the Company nor any Material Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995.

Section 5.18.Investment and Holding Company Status.  (a)  Neither the Company nor any of its Regulated Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940; (b) no Regulated Subsidiary is a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 (the “Holding Company Act”); (c) the Company is a holding company as defined in the Public Utility Holding Company Act of 2005 (the “Holding Company Act”) which is exempt from all the provisions of the Holding Company Act and the General Rules and Regulations under the Holding Company Act (the “Holding Company Rules”); and (d) the Company has not taken any action and will not take any action unless required by law which could cause any Purchaser or any other holder of any of the Bonds to become, solely by reason of ownership of Bonds, subject to regulation under the Holding Company Act; provided, however, if any Purchaser becomes, solely by reason of ownership of the Bonds, subject to regulation under the Holding Company Act, the Company, at its expense, will cooperate with the Purchaser and support the Purchaser in seeking an exemption from such regulation or in any other reasonable action which the Purchaser may take in order that the Purchaser shall not be subject to such regulation solely by reason of ownership of the Bonds.

Section 5.19.Environmental Matters.  Other than as provided in the Company’s Form 10-K for the period ended December 31, 2007 and Form 10-Q for the period ended March 31, 2008, neither the Company nor any Material Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Material Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed to you in writing:

(a)neither the Company nor any Material Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

(b)neither the Company nor any of its Material Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(c)all buildings on all real properties now owned, leased or operated by the Company or any of its Material Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.Representations of the Purchaser.

Section 6.1.Purchase for Investment.  You represent that you are purchasing the Bonds for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control.  You understand that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

Section 6.2.Source of Funds.  You represent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by you to pay the purchase price of the Bonds to be purchased by you hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e)the Source is a governmental plan; or

(f)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

(g)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

(h)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (h).

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7.Covenants.

The Company covenants that so long as any of the Bonds are outstanding:

Section 7.1.Financial and Business Information.  The Company shall deliver to each holder of Bonds that is an Institutional Investor:

(a)Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of:

(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

(A)by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B)a certificate of the firm of independent certified public accountants that audited the consolidated financial statements for the Company and its Subsidiaries for the immediately preceding fiscal year to the effect that such firm has reviewed this Agreement and the Indenture, and that, in making the examination in connection with its report on such consolidated financial statements, it has obtained no knowledge of any Default or Event of Default (or if knowledge of Default or Event of Default has been obtained, specifying each such Default or Event of Default), by the Company during such fiscal year in the observance performance, or fulfillment of any of the conditions or covenants contained in the Indenture, compliance with which is subject to verification by accountants, (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).

provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant’s certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus (other than in connection with any dividend reinvestment or employee stock ownership plans) and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within ten (10) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within ten (10) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days after receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder, under the Indenture and under the Bonds as from time to time may be reasonably requested by any such holder of Bonds; and

(h)Litigation Notice — prompt written notice of any action, suit or administrative proceeding to which the Company or any Subsidiary is a party which, if adversely determined, could result in a Material Adverse Effect.

Section 7.2.Officer’s Certificates.  (a)  Covenant Compliance.  Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(a) or 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 5.07 through Section 5.10 of the Indenture, inclusive, during the quarterly period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)Event of Default.  Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(a) or 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer containing a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.Inspection.  The Company shall permit the representatives of each holder of Bonds that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Recording.  The Company, within 30 days following the Closing Date, (i) shall cause the Forty-Sixth Supplemental Indenture to have been filed and/or recorded with all appropriate authorities to assure the enforceability and perfection of the lien of the Indenture and (ii) will deliver to your special counsel a supplemental opinion, in form and substance satisfactory to you, of Counsel for the Company addressed to you stating that the filing and/or recording has been accomplished and setting forth the specific information with respect thereto.

Section 7.5.Compliance With Law.  The Company will not permit any of its Material Subsidiaries to fail to comply with all valid laws, ordinances, and regulations and requirements applicable to them or their property where any noncompliance could reasonably be expected to have a Material Adverse Effect.

Section 8.Home Office Payment.

So long as you or your nominee shall be the holder of any Bond, and notwithstanding anything contained in this Agreement, the Indenture or in such Bond to the contrary, the Company will pay, or cause the Trustee to pay, all sums becoming due on such Bond for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company and the Trustee in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation thereon, except that upon written request of the Company or Trustee made concurrently with or reasonably promptly after payment or prepayment in full of any Bond, you shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Trustee.  Prior to any sale or other disposition of any Bond held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Trustee in exchange for a new Bond or Bonds pursuant to Section 12.04 of the Indenture.  The Company will afford the benefits of this Section 8 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by you under this Agreement and that has made the same agreement relating to such Bond as you have made in this Section 8.

Section 9.Expenses, Etc.

Section 9.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Indenture or the Bonds to the extent that such amendment, waiver or consent was at the request of the Company (whether or not such amendment, waiver or consent becomes effective).  In connection with the initial issue of the Bonds, the Company will pay, and will save you and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

Section 9.2.Survival.  The obligations of the Company under this Section 9 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Indenture or the Bonds, and the termination of this Agreement.

Section 10.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein, as of the date made, shall survive the execution and delivery of this Agreement, the Forty-Sixth Supplemental Indenture and the Bonds, the purchase or transfer by you of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of you or any other holder of a Bond.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Forty-Sixth Supplemental Indenture shall be deemed representations and warranties of the Company as of the date made.  Subject to the preceding sentence, this Agreement, the Indenture and the Bonds embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 11.Amendment and Waiver.

    Section 11.1.Requirements.  This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 16 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Bond at the time outstanding affected thereby, amend any of Section 11 or 15.

The Indenture and the Forty-Sixth Supplemental Indenture may be amended or supplemented in accordance with Article 9 of the Indenture.

Section 11.2.Solicitation of Holders of Bonds.

(a)Solicitation.  The Company will provide each holder of the Bonds (irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Bonds.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Bonds as consideration for or as an inducement to the entering into by any holder of Bonds of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Bonds then outstanding even if such holder did not consent to such waiver or amendment.

    Section 11.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any holder of such Bond.

    Section 11.4.Bonds Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 12.Notices.

All notices and communications, other than financial information required to be sent in Section 7.1(a), (b) and (c), provided for hereunder shall be sufficiently given if in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), provided, that the financial information required to be sent in Section 7.1(a), (b) and (c) may be sent by first class mail.  Any such notice, communication or financial information must be sent:

(i)if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company and the Trustee in writing,

(ii)if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company and the Trustee in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Bond in writing.

Section 13.Reproduction of Documents.

This Agreement and the Indenture and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 13 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 14.Definitions.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests (excluding any preferred stock) of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Bonds” is defined in Section 1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in Hartford, Connecticut or New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Closing Date” shall mean the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Central Vermont Public Service Corporation, a Vermont corporation.

“Confidential Information” is defined in Section 15.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default (as defined in Section 6.01 of the Indenture).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 6.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forty-Sixth Supplemental Indenture” is defined in Section 1.

“Forty-Fourth Supplemental Indenture” is defined in Section 1.

“GAAP” means generally accepted accounting principles consistently applied or such other system of accounts prescribed by the VPSB at the time in effect or any substitute system of accounts prescribed by any successor commission or commissions empowered to regulate the rates and charges of the Company for the transmission and distribution of electric power.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Trustee pursuant to Section 2.09 of the Indenture.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)its liabilities for borrowed money;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable or a performance bond or similar obligation arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)its Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” is defined in Section 1.

“INHAM Exemption” means Prohibited Transaction Class Exemption 96-23 issued by the United States Department of Labor.

“Institutional Investor” means (a) any original purchaser of a Bond, or (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Article One, Section 2 of the Forty-Sixth Supplemental Indenture.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Indenture and the Bonds, or (c) the validity or enforceability of this Agreement, the Indenture or the Bonds; provided, however, that in no event shall any change, event, violation, inaccuracy, circumstance or effect that results from (i) changes generally affecting the industry in which the Company currently operates or conducts business or (ii) changes generally affecting the United States economy constitute a Material Adverse Effect.

“Material Subsidiary” means any Regulated Subsidiary, Catamount Resources Corporation and Eversant Corporation.

“Memorandum” is defined in Section 5.3.

“Mortgaged Property” is defined in Section 1.02 of the Indenture.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Indenture” is defined in Section 1.

“Other Agreements” is defined in Section 2.

“Other Purchasers” is defined in Section 2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” is defined in Section 1.02 of the Indenture.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” means any purchaser of Bonds under this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Regulated Subsidiary” means (i) a subsidiary of the Company which is regulated by the Vermont Public Service Board or any successor regulatory commission or agency to either and any other subsidiary that is subject to federal or state regulation as a public utility company and (ii) Custom Investment Corporation and C.V. Realty, Inc.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement and/or the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies or an agreement limiting such right, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“VPSB” is defined in Section 4.12.

Section 15.Confidential Information.

For the purposes of this Section 15, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Indenture that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise legally becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available.  You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Bonds), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 15, (iii) any other holder of any Bond, (iv) any Institutional Investor to which you sell or offer to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 15), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 15), (vi) any federal, state or provincial regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Bonds, the Indenture and this Agreement.  Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 15 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or the Indenture or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 15.

Section 16.Substitution of Purchaser.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Bonds that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 16), such word shall be deemed to refer to such Affiliate in lieu of you.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Bonds then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 16), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Bonds under this Agreement and the Indenture.

Section 17.Miscellaneous.

Section 17.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.

Section 17.2.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.3.Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 17.4.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 17.5.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Vermont excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[Signatures on Following Page]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

Central Vermont Public Service Corporation

By /s/ Pamela J. Keefe
Name: Pamela J. Keefe
Title: Vice President, Chief Financial
Officer and Treasurer

The foregoing is hereby agreed
to as of the date thereof.

Allstate Life Insurance Company of New York

By /s/ John W. Kunkle
Name: John W. Kunkle

By /s/ Rick Fischer
Name: Rick Fischer
Authorized Signatories

The foregoing is hereby agreed
to as of the date thereof.

C.M. Life Insurance Company

By:Babson Capital Management LLC as Investment Sub-Adviser

By  /s/  Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

Massachusetts Mutual Life Insurance Company

By:Babson Capital Management LLC as Investment Adviser

By  /s/ Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

The foregoing is hereby agreed
to as of the date thereof.

Federated Mutual Insurance Company

By /s/ Mark A. Hood
Name: Mark A. Hood
Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

John Hancock Life Insurance Company

By /s/ Gavin R. Danaher
Name: Gavin R. Danaher
Title: Director

John Hancock Life Insurance Company (U.S.A.)

By /s/ Gavin R. Danaher
Name: Gavin R. Danaher
Title: Director

The foregoing is hereby agreed
to as of the date thereof.

National Guardian Life Insurance Company

By/s/ R.A. Mucci
Name: R.A. Mucci
Title: Senior Vice President & Treasurer

The foregoing is hereby agreed
to as of the date thereof.

The Prudential Insurance Company of America

By: /s/Ric E. Abel
Name: Ric E. Abel
Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

American United Life Insurance Company

By  /s/ Kent R. Adams
Name:  Kent R. Adams
Title:  VP Fixed Income Securities

The State Life Insurance Company

By:  American United Life Insurance Company, Its Agent

By  /s/ Kent R. Adams
Name:  Kent R. Adams
Title:  VP Fixed Income Securities

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Allstate Life Insurance Company of New York c/o Allstate Investments LLC Attention: Private Placements Department 3075 Sanders Road, STE G3A Northbrook, IL 60062-7127 Telephone: (847) 402-7117 Telecopy: (847) 402-3092	$8,000,000

Payments

All payments by Fedwire transfer of immediately available funds or ACH payments, identifying the name of the Issuer, the Private Placement Number and the payment as principal, interest or premium in the format as follows:

Bank:Citibank
ABA#:021000089
Account Name:  Allstate Life Insurance Company of New York Collection Account
Account #:  30547066
Reference:  OBI PPN 155771 M#2, Central Vermont Public Service Corporation, First Mortgage 6.83% Bonds, Series UU due 2028 (MM/DD/YY) and the type and amount of payment being made.
For Example:
P ______ (Enter “P” and the amount of principal being remitted, for example, P5000000.00) —
I ______ (Enter “I” and the amount of interest being remitted, for example, I225000.00)
For Overseas Wires: SWIFT Code: CITIUS33, SWIFT Line 71A: OUR

Notices

All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Investments LLC
Investment Operations—Private Placements
3075 Sanders Road, STE G4A
Northbrook, Illinois  60062-7127
Telephone:  (847) 402-6672 Private Placements
Telecopy:  (847) 326-7032
Email:  PrivateIOD@allstate.com

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be sent by email (PrivateCompliance@allstate.com) or hard copy addressed as first provided above.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  36-2608394

Securities should be delivered to:

Citibank, N.A.
333 West 34th Street
3rd Floor Securities Vault
New York, NY  10001
Attn:  Danny Reyes
For Allstate Life Insurance Company of New York/Safekeeping Account No. 846684

With a copy by fax to Allstate Life Insurance Company

Attn:  Mark B. Fjelde, Esq.
Fax No.:  (847) 402-6085

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, MA 01115-5189 Attention: Securities Investment Division	$350,000

Payments

All payments on account of the Bonds shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as “Central Vermont Public Service Corporation, First Mortgage 6.83% Bonds due May 2028, PPN 155771 M#2, principal, premium or interest”) to:

Citibank, N.A.
New York, New York
ABA No. 021000089
For CM Life Segment 43 - Universal Life
Account No. 30510546
Re:  Description of security, cusip, principal and interest split

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1819 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed:  Suite 200, Attention:  Securities Custody and Collection Department.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  06-1041383

Securities should be delivered to:

Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, MA  01115
Attn:  Christopher E. Lawrence, Esq.

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Federated Mutual Insurance Company 121 East Park Square Owatonna, MN 55060 Attention: Mark Hood	$4,000,000

Payments

(1)All payments by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.
ABA # 121000248
BNF A/C #0000840245
BNF A/C Name: Trust Wire Clearing
OBI: FFC to A/C #12364600
Federated Mutual Insurance Company

with sufficient information to identify the source and application of such funds.

Notices

(2)All notices of payments and written communications of such wire transfers and all other communications to be addressed as first provided above.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  41-0417460

Securities should be delivered to:

Federated Life Insurance Company
121 East Park Square
Owatonna, MN  55060
Attn:  Mark Hood
Phone:  (507) 455-8460

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
John Hancock Life Insurance Company c/o John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Bond and Corporate Finance, C-2 Fax Number: (617) 572-5068	$12,000,000

Payments:

All payments to be by bank wire transfer of immediately available funds to:

Bank Name:Bank of America
ABA Number:026009593
Account Name:John Hancock Collection Account
Account Number:000054155417
On Order of:  Central Vermont Public Service Corporation/ PPN 155771 M#2
Central Vermont Public Service Corporation, First Mortgage 6.83% Bonds,
Series UU, due May 2028

Notices:

All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

John Hancock Financial Servicesand 200 Berkley Street Boston, MA 02116 Attn: Investment Accounting, B-3 Fax: (617) 572-0628 Fax: (	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attn: Investment Administration, C-2 Fax: (617) 572-5495
All notices and communication with respect to compliance reporting, financial statements and related certifications to be addressed as first provided above:

All other notices shall be sent to:

John Hancock Financial Servicesand 197 Clarendon Street Boston, MA 02116 Attn: Investment Law, C-3 Fax Number: (617) 572-9269 Fax: (	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attn: Bond and Corporate Finance, C-2 Fax: (617) 572-5068

Name in which Bonds are to be issued:  John Hancock Life Insurance Company

Taxpayer I.D. Number:  04-1414660

Securities should be delivered to:

John Hancock Financial Services
197 Clarendon Street, C-3
Boston, MA  02116
Attention:  Maura H. Swan, Esq.

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
John Hancock Life Insurance Company (U.S.A.) c/o John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attention: Bond and Corporate Finance, C-2 Fax Number: (617) 572-5068	$10,000,000

Payments:

All payments to be by bank wire transfer of immediately available funds to:

Bank Name:Citibank, N.A.
ABA Number:021000089
Account Name:Citibank Concentration Account 36858201
For Credit to Account: 851388 (K514)
On Order of:  Central Vermont Public Service Corporation/ PPN 155771 M#2
Central Vermont Public Service Corporation, First Mortgage 6.83% Bonds,
Series UU due May 2028
Notices:
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and maturity shall be sent to:

Manulife Financialand 200 Bloor Street East North Tower 5 Toronto Ontario M4W 1E5 Fax: (416) 926-5989 Fax: (	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attn: Investment Administration, C-2 Fax: (617) 572-5495

All notices and communication with respect to compliance reporting, financial statements and related certifications to be addressed as first provided above:

All other notices shall be sent to:

John Hancock Financial Servicesand 197 Clarendon Street Boston, MA 02116 Attn: Investment Law, C-3 Fax Number: (617) 572-9269 Fax: (	John Hancock Financial Services 197 Clarendon Street Boston, MA 02116 Attn: Bond and Corporate Finance, C-2 Fax: (617) 572-5068

Name in which Bonds are to be issued:  John Hancock Life Insurance Company (U.S.A.)

Taxpayer I.D. Number:  01-0233346

Securities should be delivered to:
Manulife Financial
200 Bloor Street East, North Tower 5
Toronto Ontario M4W 1E5
Attention: Vito Pedota
Phone:  (416) 852-7196

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
Massachusetts Mutual Life Insurance
  Company
c/o Babson Capital Management LLC
1500 Main Street, Suite 2200
P.O. Box 15189
Springfield, Massachusetts 01115-5189
Attention:  Securities Investment Division

$1,900,000 $1,600,000 $1,450,000 $1,200,000 $500,000

Payments

All payments on account of the Bonds shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as “Central Vermont Public Service Corporation, First Mortgage 6.83% Bonds due May 2028, PPN 155771 M#2, principal, premium or interest”) to:

Citibank, N.A
New York, New York
ABA #021000089
(Must reference appropriate account information and account numbers for the principal amount of the Bonds set forth below)
Re:  Description of security, cusip, principal and interest split

Bond Amount	Account Information	Account Number
$1,900,000	For MassMutual DI Acct. Name: MassMutual BA 0038 DI Private ELBX	30566064
$1,600,000	For MassMutual Unified Traditional Acct. Name: MassMutual BA 0033 TRAD Private ELBX	30566056
$1,450,000	For MassMutual Pension Management	30510538
$1,200,000	For MassMutual Spot Priced Contract	30510597
$500,000	For MassMutual IFM Non-Traditional	30510589

With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1889 or (413) 226-1803.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention:  Securities Custody and Collection Department.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  04-1590850

Securities should be delivered to:

Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, MA  01115
Attn:  Christopher E. Lawrence, Esq.

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
National Guardian Life Insurance Company Two East Gilman Street Madison, WI 53703 Attn: Investment Department	$2,000,000

Payments

All payments on account of Bonds held by such purchaser shall be made by wire transfer of immediately available funds to:

US Bank Madison
PO Box 7900
Madison WI  53707
ABA No.   075000022
For credit to:  National Guardian Life Insurance Company
Account No.   312 335 010

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Bonds, a reference to PPN 155771 M#2 and the due date and application (as among principal, premium and interest) of the payment being made.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  39-049-3780

All questions concerning this security can be directed to:

Robert A. Mucci
Senior Vice President  & Treasurer
Phone:  (608) 443-5258
E-Fax:  (608) 443-5158
Email:  RAMUCCI@NGLIC.com

Physical Delivery Instructions:

Robert A. Mucci
Senior Vice President & Treasurer
National Guardian Life Insurance Company
Two E. Gilman St.
Madison, WI  53703

Name and Address of Purchaser	Principal Amount of Bonds to Be Purchased
The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, Texas 75201 Attention: Managing Director	$5,000,000 $5,000,000

Payments

All payments on account of Bonds held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account name:  Prudential Managed Portfolio
Account No.:  P86188 (please do not include spaces) (in the case of payments on account of the Bond originally issued in the principal amount of $5,000,000)

Account name:  The Prudential – Privest Portfolio
Account No.:  P86189 (please do not include spaces) (in the case of payments on account of the Bond originally issued in the principal amount of $5,000,000)

JPMorgan Chase Bank
New York, New York
ABA No.:  021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to “First Mortgage 6.83% Bonds, Series UU due 2028, Security No. INV10022, PPN 155771 M#2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey  07102-4077
Attention:  Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone:  (973) 367-3141
Facsimile:  (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Bonds are to be issued:  None

Taxpayer I.D. Number:  22-1211670

Physical Delivery Instructions:

Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201
Attention:  William H. Bulmer
Telephone:  (214) 720-6204

Changes in Corporate Structure

None

Disclosure Materials

Other than as disclosed in the Company’s Forms 8-K dated January 4, 2008, January 31, 2008, February 8, 2008, February 28, 2008, February 29, 2008, and March 11, 2008, and our Proxy Statement, dated March 27, 2008 – none.

Subsidiaries of the Company and Ownership
of Subsidiary Stock

Organization and Ownership of Shares of Subsidiaries; Affiliates

Central Vermont Public Service Corporation
Incorporated Vermont: August 20, 1929

Subsidiaries and Affiliates of

Central Vermont Public Service Corporation

(Stock/equity ownership in parenthesis)

Material Subsidiaries: Regulated Subsidiaries (Stock ownership in parenthesis):
C. V. Realty, Inc. (100%) Incorporated Vermont: August 30, 1968
Central Vermont Public Service Corporation - East Barnet Hydroelectric, Inc. (100%) Incorporated Vermont: November 20, 1981
Custom Investment Corporation (100%) Incorporated Vermont: December 23, 2002
Material Subsidiaries other than Regulated Subsidiaries:
Catamount Resources Corporation (100%) Incorporated Vermont: June 6, 1996	Name changed from Catamount Investment Corporation - April 13, 1999
Eversant Corporation (100%) Incorporated: January 8, 1993	(subsidiary of Catamount Resources Corporation) Name changed from SmartEnergy Services, Inc. - October 23, 2001
Affiliates: Vermont Electric Power Company, Inc., Vermont Transco LLC, and Vermont Electric Transmission Company (100% subsidiary of Vermont Electric Power Company)
Vermont Yankee Nuclear Power Corporation

Subsidiaries  and Affiliates of Eversant Corporation
Subsidiaries:
SmartEnergy Water Heating Services, Inc. (100%) Incorporated Vermont: April 7, 1999

Central Vermont Public Service Corporation
Directors and Senior Officers
As of May 15, 2008

Directors
Mary Alice McKenzie, Chair	Janice L. Scites
Robert L. Barnett	William J. Stenger
Robert G. Clarke	Douglas J. Wacek
Bruce M. Lisman	Robert H. Young
William R. Sayre

Executive Officers
Robert H. Young	President and Chief Executive Officer
Joseph M. Kraus	Senior Vice President Operations, Engineering and Customer Service
Pamela J. Keefe	Vice President, Chief Financial Officer, and Treasurer
Brian P. Keefe	Vice President, Government and Public Affairs
Dale A. Rocheleau	Senior Vice President, General Counsel and Corporate Secretary
William J. Deehan	Vice President, Power Planning and Regulatory Affairs
Joan F. Gamble	Vice President, Strategic Change and Business Services

Financial Statements

Form 10-K for each of the years ended December 31, 2004-2007
Form 10-Q for the quarterly period ended March 31, 2008
2007 Annual Report

Litigation

Other than as disclosed in the Company’s Form 10-K for year ended December 31, 2007  and Form 10-Q for the period ended March 31, 2008 – none.

Use of Proceeds

Repayment of $53,000,000 Term Loan due June 30, 2008 under the Credit Agreement dated as of December 28, 2007 between the Company and KeyBank National Association, and for other general corporate purposes.

Existing Indebtedness

Existing Indebtedness at March 31, 2008:

Company and Regulated Subsidiaries:

$110,500,000	First Mortgage Bonds (not including First Mortgage Bonds securing Letters of Credit which secure the Industrial Development Bonds)
$16,250,000	Industrial Development Revenue Bonds
$ 6,650,000	Capital Leases
$53,000,000	Term Note with KeyBank National Association
$0	Short-term borrowings under $25 million Revolving Credit Facility

Catamount Resources Corporation:None

Eversant Corporation:None

Since March 31, 2008, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Material Subsidiaries, except for periodic short-term borrowings under the $25 million Revolving Credit Facility.

Form of Opinion of Vermont Counsel

to the Company

The closing opinion of Kenneth C. Picton, Assistant General Counsel of the Company, called for by Section 4.4(a) of the Bond Purchase Agreements, shall be to the effect that:

1.The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Vermont and has the corporate power and authority to carry on its business and to own, lease and operate its properties.

2.The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect.

3.The Company has the corporate power and authority to execute and deliver and perform its obligations under the Bond Purchase Agreements, the Forty-Sixth Supplemental Indenture and the Bonds.

4.Each of the Bond Purchase Agreements has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

5.The Forty-Sixth Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Indenture, as supplemented by the Forty-Fifth Supplemental Indenture, constitutes a legal, valid and binding obligation, contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.  It should be noted that a purchaser at a foreclosure sale or otherwise would have to obtain certain consents, approvals and qualifications in order to own and operate the Company’s property in the various jurisdictions in which it is located.

6.The Bonds have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.  The Bonds are entitled to the security and benefits of the Indenture and are so secured equally and ratably with all other bonds outstanding under the Indenture (except insofar as the benefit of any sinking or other fund established for the bonds of any particular series may be limited to the bonds of that series).

7.The execution, delivery and performance by the Company of the Bond Purchase Agreements, the Forty-Sixth Supplemental Indenture and the Bonds (i) have been duly authorized by all requisite corporate action, (ii) do not require the consent or approval of any governmental or regulatory body or agency other than (A) the consent of the Vermont Public Service Board which has been obtained and the appeal period for which has expired, and (B) the consent of the Connecticut Department of Public Utility Control, the requirement for which has been waived, and (iii) will not (A) violate (I) any provision of law, statute, rule or regulation or its Articles of Association or By-laws, (II) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (III) any provision of any material indenture, agreement or other material instrument to which it is a party or by which its properties or assets are or may be bound, (B) conflict with or result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which the Company is a party or by which its properties or assets are or may be bound, or (C) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company (other than the lien of the Indenture), or accelerate any other obligation of the Company under or pursuant to any such indenture, agreement or instrument, or require the approval of any stockholder, creditor or any other nongovernmental person, firm or corporation.

8.The Company has good, marketable and indefeasible title to all real property and good title to all personal property owned by it which is material to the business of the Company, free and clear of all liens, subject only to Permitted Encumbrances as defined in the Indenture.

9.The Forty-Sixth Supplemental Indenture to be recorded in the State of Vermont is in form satisfactory for recording.  The recording of the Forty-Sixth Supplemental Indenture in the office of the respective City or Town Clerk of each of the locations in the State of Vermont listed in Schedule 1 hereto, and the filing and recording of the financing statement in the office of the Secretary of State of the State of Vermont, are the only recordings or filings in the State of Vermont necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the Company in the Mortgaged Property (including fixtures) pursuant to the Indenture.  Such financing statement complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State of Vermont (the “UCC”) and is in appropriate form for filing and the description therein of the property covered thereby is adequate to permit the perfection of such security interest.  No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State of Vermont in order to publish notice of the Indenture or to perfect such liens and security interests or for the validity or enforceability of the Indenture or to permit the Trustee to enforce its rights thereunder in the courts of the State, except as provided in paragraph 5 above.  The provisions of the Indenture are sufficient to create in favor of the Trustee a valid security interest in all right, title and interest of the Company in those items and types of Mortgaged Property described in the Indenture in which a security interest may be created under Article 9 of the UCC.  The Indenture constitutes a first lien (subject only to Permitted Encumbrances) upon and security interest in all right, title and interest of the Company in those items and types of Mortgaged Property described in the Indenture in which a security interest may be perfected under the UCC by the filing of such financing statements under the UCC.

10.The Forty-Sixth Supplemental Indenture has been duly recorded in Rutland, Vermont, and has been forwarded via United States certified mail or delivered for recording to all such other locations in Vermont (and financing statements in respect thereof have been filed) in which any property intended to be subject to the lien of the Indenture is located and in which such recording (and filing in the case of financing statements) is required to protect and preserve the lien of the Indenture and the security interest created thereby.

11.Under the laws of the State of Vermont, no mortgage, documentary, stamp or similar tax is payable in connection with the execution, delivery or recording of the Forty-Sixth Supplemental Indenture or the filing of the financing statement, other than the payment of nominal recording and filing fees paid upon the recording and filing of the Forty-Sixth Supplemental Indenture and the financing statement.

12.There are no legal or governmental proceedings pending or, to my knowledge, threatened to which the Company is or could be a party or to which any of its property is or could be subject, which could reasonably be expected to result, singly or in the aggregate, in a material adverse effect, except as disclosed in the Company’s Form 10-K for the period ended December 31, 2007, the Company’s Form 10-Q for the period ended March 31, 2008.

13.The Company has such authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect.  Each such authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such authorization, and such authorizations contain no restrictions that are burdensome to the Company, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect.

14.The Company is exempt from all provisions of the Public Utility Holding Company Act of 2005.

15.On or prior to May 14, 2008, the Forty-Sixth Supplemental Indenture dated as of May 1, 2008, entered into by the Company and the Trustee was duly recorded in Rutland, Vermont and was forwarded via United States certified mail or delivered for recording to all such other locations in Vermont, New Hampshire, New York, Maine and Connecticut (and financing statements in respect thereof were filed) in which any property intended to be subject to the lien of the Indenture is located and in which such recording (and filing in the case of the financing statements) is required to protect and preserve the lien of the Indenture and the security interest created thereby.

Such opinion shall also cover such other matters incident to the transactions contemplated by the Bond Purchase Agreements and the Forty-Sixth Supplemental Indenture as the Holders or their special counsel may reasonably request.

Form of Opinion of New Hampshire Counsel

to the Company

The closing opinion of New Hampshire counsel to the Company, called for by Section 4.4(b) of the Bond Purchase Agreements, shall be to the effect that:

1.The Company is duly qualified to transact business in the State of New Hampshire (the “State”) and is in good standing as a foreign corporation under the laws of the State.

2.Except for filings which are necessary to perfect the security interests granted under the Forty-Sixth Supplemental Indenture, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the State are necessary for the execution, delivery or performance of the Forty-Sixth Supplemental Indenture by the Company.

3.The execution and delivery by the Company of the Forty-Sixth Supplemental Indenture and the consummation of the transactions contemplated thereby do not conflict with or violate any State law, rule, regulation or ordinance applicable to Company.

4.The Forty-Sixth Supplemental Indenture is in proper form for recording and has been recorded in the offices of the Registries of Deeds for the Counties of Cheshire, Grafton and Sullivan in the State, and the financing statement has been filed for record in the office of the Secretary of State of the State (the “Secretary of State”).  Such filings and recordings are the only recordings or filings necessary to publish notice of and to establish or record the rights of the parties thereto and to perfect the liens and security interests granted by the Company in the Mortgaged Property (including fixtures) pursuant to the Indenture, subject to other property interests, liens and security interests having priority with respect thereto.   The financing statement complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the “UCC”) and is in appropriate form for filing or recording and the description therein of the property covered thereby is adequate to permit the perfection of such security interests.  No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the Indenture to perfect such liens and security interests or for the validity or enforceability of the Indenture or the financing statement or to permit the Trustee to enforce its rights thereunder in the courts of the State, subject to the exceptions noted above.

5.Under the laws of the State, except for routine recording and filing fees to be paid to the Registries of Deeds for the Counties of Cheshire, Grafton and Sullivan in the State and the Secretary of State of the State, no recording, filing, privilege or other tax must be paid by the Company in connection with the execution, delivery or recordation of the Forty-Sixth Supplemental Indenture or the financing statement.

6.The foreclosure of the Indenture to be recorded in the State, exercise of the Trustee’s power of sale, or exercise of any other remedy provided in the Indenture in a commercially reasonable manner will not in any manner restrict, affect or impair the liability of Company with respect to the indebtedness secured thereby or the rights and remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Indenture, exercise of such power of sale or as a result of the exercise of any other remedy.

Such opinion shall also cover such other matters incident to the transactions contemplated by the Bond Purchase Agreements or the Forty-Sixth Supplemental Indenture as the Holders or their special counsel may reasonably request.

Form of Opinion of Connecticut Counsel

to the Company

The closing opinion of Connecticut counsel to the Company, called for by Section 4.4(c) of the Bond Purchase Agreements, shall be to the effect that:

1.The Company is duly qualified and is in good standing as a foreign corporation under the laws of the State of Connecticut (the “State”) and under Connecticut law may own an ownership interest in electric utility facilities in Connecticut.

2.The Forty-Sixth Supplemental Indenture has been duly recorded in the office of the Secretary of State of the State (the “Secretary”) and certificates of mortgage relating thereto have been duly recorded in the Land Records of the Towns of Berlin and Waterford, Connecticut, and no other recordings and filings are necessary to perfect the lien of the Indenture as to the Mortgaged Property (including fixtures) located in the State.  The Indenture constitutes a valid mortgage lien upon and security interest in the Company’s personal property located in Berlin, Connecticut and the Company’s ownership interest in the site and facilities of Millstone Unit No. 3 in Waterford, Connecticut, all as now owned by the Company, and all fixtures appertaining thereto (the “Connecticut Property”).  We note that the Company’s ownership interest in the Connecticut Property is as tenant in common with the other owners thereof and that the interests of the Company’s co-tenants may be subject to the liens of mortgages granted by such co-tenants, none of which encumbers the Company’s interest therein.  We also point out that a purchaser at a foreclosure sale of the Connecticut Property would have to qualify to own and operate such property as an “electric company” or as a “foreign electric company” within the meaning of such terms as defined in the General Statutes of Connecticut.

3.Under the laws of the State, no mortgage, documentary, stamp or similar tax is payable in connection with the execution, delivery or recording of the Forty-Sixth Supplemental Indenture other than the payment of a recording fee in connection with the recording of the Forty- Sixth Supplemental Indenture in the office of the Secretary and other nominal recording fees paid upon the recording of certificates of mortgage relating to the Forty-Sixth Supplemental Indenture in the land records of the Towns of Berlin and Waterford, Connecticut, which fees have been paid.

4.No authorization, consent or approval of, or notice to, or filing, qualification, registration or declaration with, the Connecticut Department of Public Utility Control is required in connection with the execution, delivery and performance with respect to the Company’s issuance of the Forty-Sixth Supplemental Indenture.

5.The execution and delivery by the Company of the Forty-Sixth Supplemental Indenture and the consummation of the transactions contemplated thereby do not conflict with or violate any State law, rule, regulation or ordinance applicable to the Company.

Such opinion shall also cover such other matters incident to the transactions contemplated by the Bond Purchase Agreements and the Forty-Sixth Supplemental Indenture as the Holders or their special counsel may reasonably request.

Form of Opinion of Maine Counsel

to the Company

The closing opinion of Maine counsel to the Company, called for by Section 4.4(d) of the Bond Purchase Agreements, shall be to the effect that:

1.The Company is duly qualified to do business in the State of Maine (the “State”) and is in good standing as a foreign corporation under the laws of the State.

2.Except for filings which are necessary to perfect the security interests granted under the Indenture, as previously amended and supplemented and as further supplemented by the Forty-Sixth Supplemental Indenture (collectively, the “Indenture”) and such other filings, authorizations or approvals as are specifically contemplated by the Indenture, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the State are necessary for the execution or delivery of the Forty-Sixth Supplemental Indenture by the Company or the performance of its obligations thereunder.

3.The counterpart of the Forty-Sixth Supplemental Indenture is in proper form for recording.  The Forty-Sixth  Supplemental Indenture has been duly recorded in the office of the Registry of Deeds for the County of Cumberland, Maine, and such recording is the only recording or filing necessary in the State to perfect the liens and security interests granted by the Company pursuant to the Indenture in the Mortgaged Property (including fixtures) in the State covered thereby.  No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the Indenture or to perfect such lien and security interests or for the validity or enforceability of the Indenture or to permit the Trustee to enforce its rights thereunder in the courts of the State (although additional documents or instruments would, at the time, be necessary in connection with any court proceedings or enforcement action).

4.The execution and delivery by the Company of the Forty-Sixth Supplemental Indenture and the consummation of the transactions contemplated thereby do not conflict with or violate any State law, rule, regulation or ordinance applicable to Company.

5.Under the laws of the State, except for nominal filing and recording fees, no recording, filing, privilege or other tax must be paid by the Company in connection with the execution, delivery, filing or recordation of the Forty-Sixth Supplemental Indenture.

6.The proper foreclosure of the Indenture to be recorded in the State, the proper exercise of the Trustee’s power of sale or the proper exercise of any other remedy provided in the Indenture will not restrict, affect or impair the liability of Company with respect to the indebtedness secured thereby or the rights and remedies with respect to the foreclosure or enforcement of any other security interests or liens in the State securing such indebtedness, to the extent any deficiency remains unpaid  after application of the proceeds of the foreclosure of such Indenture, exercise of such power of sale or as a result of the exercise of any other remedy.  However, mortgage foreclosure procedures under State law which allow the mortgagee to preserve the right to seek a deficiency judgment include provisions such that the amount of such deficiency may be reduced in the situation where a mortgagee or its affiliate acquires property at foreclosure with a bid price which is less than the fair market value of the property acquired.  In addition, the Trustee is subject to the application of equitable principles, such as the doctrine of election of remedies.

Such opinion shall also cover such other matters incident to the transactions contemplated by the Bond Purchase Agreements and the Forty-Sixth Supplemental Indenture as the Holders or their special counsel may reasonably request.

Form of Opinion of New York Counsel

to the Company

The closing opinion of New York counsel to the Company, called for by Section 4.4(e) of the Bond Purchase Agreements, shall be to the effect that:

1.The Company is duly qualified to do business in the State of New York and is in good standing as a foreign corporation under the laws of the State of New York.

2.Except for filings which are necessary to perfect the security interests granted under the Forty-Sixth Supplemental Indenture and such other filings, authorizations or approvals as are specifically contemplated by the Forty-Sixth Supplemental Indenture, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the State of New York are necessary for the execution, delivery or performance of the Forty-Sixth Supplemental Indenture by the Company.

3.The execution and delivery by the Company of the Forty-Sixth Supplemental Indenture and the consummation of the transactions contemplated thereby do not conflict with or violate any law, rule, regulation or ordinance of the State of New York applicable to the Company.

4.The Forty-Sixth Supplemental Indenture is in form satisfactory for recording.  The Forty-Sixth Supplemental Indenture has been duly recorded in the offices of the County Clerks for the Counties of Rensselar and Washington, State of New York (the “Recording Offices”), and such recording, and the filing of the financing statement in the form annexed hereto as Exhibit “A” in the Office of the Department of State of the State of Vermont, are the only recordings or filings (except for submission of the Mortgage Tax Affidavit to the Recording Offices pertaining to the Mortgage Tax imposed by Article 11 of the New York State Tax Law) necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by the Company pursuant to the Indenture in the Mortgaged Property (including fixtures) covered thereby that is located in the Counties of Rensselaer and Washington, State of New York.  Such financing statement complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the States of New York and Vermont and is in appropriate form for filing and the description therein of the property covered thereby is adequate to permit the perfection of such security interests.  No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State of New York in order to publish notice of the Indenture or to perfect such liens and security interests or for the validity or enforceability of the Indenture or to permit the Trustee to enforce its rights thereunder in the courts of the State of New York, except that additional documents or instruments would be required to be filed in connection with any court proceedings or enforcement actions.

5.Notwithstanding Section 17.03 of the Indenture, New York law is mandatorily applicable to the provisions of the Indenture that pertain to the foreclosure of property located in the State of New York (the “Foreclosure Provisions”).  The Foreclosure Provisions are enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors rights or contractual obligations generally and by an implied covenant of good faith and fair dealing.

6.Under the laws of the State of New York, no mortgage, documentary, stamp or similar tax is payable in connection with the execution, delivery or recording of the Forty-Sixth Supplemental Indenture, other than the payment of (i) a recording tax imposed by Article 11 of the New York State Tax  Law in connection with the Forty-Sixth Supplemental Indenture, which tax is subject to review and adjustment by the State of New York and (ii) nominal recording and filing fees paid upon the recording and filing of the Forty-Sixth Supplemental Indenture and Mortgage Tax Affidavit.

7.Subject to the procedural requirements set forth in Articles 13 and 14 of the New York State Real Property Actions and Proceedings Law (“RPAPL”), and as discussed in the exceptions to this opinion, and subject to the provisions dealing with the obtaining of a deficiency judgment after the foreclosure of a mortgage set forth in Articles 13 and 14 of the RPAPL, the foreclosure of the Indenture to be recorded in the State of New York, or the exercise of any other remedy provided in the Indenture with respect to the Company’s property subject to the lien of the Indenture, will not in any manner restrict, affect or impair the liability of the Company with respect to the indebtedness secured thereby (“Indebtedness”) or the rights and remedies with respect to the foreclosure or enforcement of any other security interests or liens securing the Indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of such foreclosure of the Indenture, or as a result of the exercise of any other remedy with respect to the Company’s property subject to the lien of the Indenture; provided that, pursuant to Section 1301 of the RPAPL, while an action to recover any portion of the Indebtedness is pending, or after final judgment for the plaintiff therein, no other action may be commenced or maintained to recover any part of the Indebtedness without leave of the court in which the former action was brought.

Such opinion shall also cover such other matters incident to the transactions contemplated by the Bond Purchase Agreements and the Forty-Sixth Supplemental Indenture as the Holders or their special counsel may reasonably request.

Form of Opinion of Special Counsel
to the Purchasers

The closing opinion of Chapman and Cutler LLP, special counsel to the Purchasers, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Vermont and has the corporate power and authority to issue and sell the Bonds.

2.  The Forty-Sixth Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Indenture constitutes a legal, valid and binding contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

3.  The Bonds have been duly authorized, executed and delivered by the Company and the Bonds constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.  The Bonds are entitled to the security and benefits of the Indenture and are so secured equally and ratably with all other bonds outstanding under the Indenture (except insofar as the benefit of any sinking or other fund established for the bonds of any particular series may be limited to the bonds of that series).

4.  Each of the Bond Purchase Agreements has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, contract and agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

5.  The issuance, sale and delivery of the Bonds under the circumstances contemplated by each of the Bond Purchase Agreements do not, under existing law, require the registration of the Bonds under the Securities Act of 1933, as amended, or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Chapman and Cutler LLP is limited to the laws of the State of Vermont and the Federal laws of the United States, and in providing the foregoing opinions, Chapman and Cutler LLP may rely on the opinion of Kenneth C. Picton, Esq., Assistant General Counsel for the Company, as to (i) all matters set forth herein which are governed by the laws of the State of Vermont (except for the opinion as to matters referred to in paragraph 1 above), (ii) the due authorization, execution and delivery of the Indenture including the supplemental indentures thereto (other than the Forty-Sixth Supplemental Indenture), and (iii) the enforceability of the Indenture, and, accordingly, all applicable assumptions, qualifications and exceptions set forth in such opinion, including any certificates or other opinions upon which such opinion relies, are incorporated herein.  In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler LLP may rely solely upon an examination of the Articles of Association of the Company certified by the Assistant Corporate Secretary of the Company, a Certificate of Good Standing of the Company from the Secretary of State of Vermont and the By-Laws of the Company.

[Execution copy]

Central Vermont Public Service Corporation

Forty-Sixth Supplemental Indenture

Dated as of May 1, 2008

Amending and Supplementing the
Central Vermont Public Service Corporation Indenture of Mortgage

Dated as of October 1, 1929

Recording Information

_____________________________________ Town Clerk’s Office — Received this Forty-Sixth Supplemental Indenture for record on the _____ day of May, 2008, at ________ O’clock, _. M., and filed the bound copy as Book ___________ in accordance with T 24 VSA, Section 1155, and cross-indexed in the Land Records in Book _________ at Page ______.

Attest:
Town Clerk

This Forty-Sixth Supplemental Indenture is dated as of May 1, 2008 (hereinafter referred to as the “Supplemental Indenture”) and entered into by and between Central Vermont Public Service Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Vermont, having offices at 77 Grove Street, Rutland, Vermont 05701 (hereinafter referred to as the “Company”), and U.S. Bank National Association, a national banking association (successor to Old Colony Trust Company as trustee and other successor trustees), having an office at 225 Asylum St., Hartford, CT  06103, as Trustee (hereinafter generally referred to as the “Trustee”), with reference to the following Recitals:

Recitals

Whereas, the Company has heretofore executed and delivered to Old Colony Trust Company, as Trustee its Indenture of Mortgage dated as of October 1, 1929 (hereinafter sometimes referred to as the “Original Indenture”) and has executed and delivered to said trustee and various successors, as the case may be, forty-five indentures supplemental thereto (the Original Indenture, as heretofore amended and supplemented by such forty-five indentures thereto, and as further supplemented by this Supplemental Indenture is referred to herein as the “Indenture” and capitalized terms used herein not otherwise defined shall have the meaning set forth in the Indenture); and

Whereas, pursuant to the Indenture, all the properties of the Company, whether owned at the time of the execution thereof or thereafter acquired, with certain exceptions and reservations therein fully set forth, were granted, assigned, transferred, mortgaged and pledged to the Trustee, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued in accordance with the terms of the Indenture and for other purposes more particularly set forth therein; and

Whereas, Section 2.06 of the Indenture provides that the Company may issue a series of additional Bonds and shall execute and deliver a supplemental indenture for such series and thereafter Bonds of such series may be issued from time to time subject to the conditions and provisions of the Indenture; and

Whereas, the Company proposes to issue under the Indenture $60,000,000 in aggregate principal amount of First Mortgage 6.83% Bonds, Series UU, due May 15, 2028 (herein referred to as the “Bonds”), which series (subject to the restrictions and provisions contained in the Indenture) is limited to such aggregate principal amount ; and

Whereas, this Supplemental Indenture has been duly and legally authorized by the Board of Directors of the Company in a Board Resolution, and the use of terms and provisions contained herein is in accordance with the Indenture; and

Whereas, the Bonds have been duly authorized by a Board Resolution (a certified copy of which is on file with the Trustee) designating and authorizing the Bonds and the Bonds are to be redeemable as set forth in the respective form of such Bonds; and

Whereas, the Bonds and the Trustee’s authentication certificate thereon are to be substantially in the forms set forth in Exhibit A hereto; and

Whereas, the Company previously amended Section 5.15 of the Indenture, as restated in the 44th Supplemental Indenture, dated as of June 15, 2004, relating to the requirement that the Company’s independent certified public accountants provide an annual “no default” certificate, and to substantially restore the language from the Indenture that applied before said 44th Supplemental Indenture to assure that the form of certificate that the Company’s independent auditors provide will continue to comply with this requirement; and

Whereas, in accordance with said Section 9.02 of the Indenture, the holders of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of all the bonds issued under the Mortgage and outstanding as of the date thereof previously consented to the execution and delivery of this instrument pursuant to a Consent and Agreement, dated as of June 30, 2005; and

Whereas, in accordance with said Section 8.02 of the Indenture, the Trustee has deemed sufficient the date and execution of such Consent and Agreement and the amount and numbers or other designations of Bonds held by the persons so executing such Consent and Agreement; and,

Whereas, the Company has determined that all conditions and requirements necessary to make this Supplemental Indenture, in the form and terms hereof, a valid, binding and legal agreement in accordance with its terms and the purposes herein expressed, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized; and

Now, therefore, in confirmation of and supplementing the Indenture and pursuant to, in compliance with and in execution of, the powers and obligations conferred, imposed and reserved therein and every other power, authority and obligation appertaining thereto, in consideration of the premises, and of the acceptance and purchase of the Bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee to the Company and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm unto the Trustee, as herein provided, and its successor or successors in the trust hereby created, the following described property, rights, titles and interests of the Company and grants a security interest therein as permitted by applicable law: all and singular the plants, rights, accounts, permits, franchises, privileges, easements and property, real, personal and mixed, now owned by the Company or which may hereafter be acquired by it, together with the rents, issues and profits thereof, including, without limiting the generality of the foregoing, all real property specifically described in Schedule I to the Indenture and in Schedule A hereto, excepting, however, and there are hereby expressly reserved from the lien and effect of the Indenture, all Excepted Property (as defined in the Indenture), provided, however, that if an Event of Default as defined in Section 6.01 of the Indenture shall happen and be continuing and if thereafter the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged Property, as defined in the Indenture, such Trustee or receiver or trustee may, to the extent not prohibited by law, take possession of any and all of the Excepted Property then on hand and use and administer and consume the same to continue the operations of the Mortgaged Property in all respects as if such Excepted Property were part of the Mortgaged Property, accounting therefor, if required by law, to such persons, if any, as may be lawfully entitled to such an accounting.

Subject, however, to Permitted Encumbrances (as defined in Section 1.02 of the Indenture).

To have and to hold, all said property hereby conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues and profits thereof, as well as all such after-acquired property, unto the Trustee, its successor or successors in trust and its assigns forever.

But in trust, nevertheless, for the equal and proportionate benefit and security of the holders of all Bonds now or hereafter issued hereunder, pursuant to the provisions hereof, and for the enforcement of the payment of said Bonds when payable and the performance of and compliance with the covenants and conditions of the Indenture, without any preference, distinction or priority as to lien or otherwise of any Bond or Bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as herein otherwise expressly provided; but so that each and every Bond now or hereafter issued hereunder shall have the same lien, and so that the interest and principal of every such Bond shall, subject to the terms hereof, be equally and proportionately secured hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery hereof.

And it is Hereby Covenanted, Declared and Agreed, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions:

Article One

Terms of the Bonds

Section 1.All Bonds shall be dated the date of issue, except as otherwise provided in Section 2.08 of Article Two of the Indenture.  The Bonds shall be in denominations which are multiples of $1,000.  The Bonds shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 6.83 percent (6.83%) per annum payable semi-annually at the corporate trust office of the Trustee in the City of Hartford, Connecticut (or, if there be a successor to said Trustee, at its designated corporate trust office) or directly to the registered Bondholders pursuant to Section 5.01 of the Indenture on the fifteenth day of May and November of each year, commencing on November 15, 2008, shall mature May 15, 2028, and shall be redeemable as hereinafter provided, provided, however, that the Bonds shall bear interest on any overdue principal, Make-Whole Amount (defined below), if any, and on overdue interest (to the extent permitted by law) at a rate of 7.83% per annum.  The Bonds and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A hereto.

Section 2.The Bonds shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount, which shall be determined two Business Days prior to the date of such redemption and certified in writing to the Trustee.

The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be redeemed pursuant to this Section 2 or has become or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture.

“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display  designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2 of the Supplemental Indenture or Section 6.01 of the Indenture, as the context requires.

“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to this Section 2 has become or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

In the event the Company shall exercise any right to make a redemption of the Bonds under this Section 2, it shall give written notice thereof to the Trustee and holders of the Bonds being called for redemption as provided in Section 12.03 of the Indenture.  In the case of a redemption under this Section 2, at least thirty (30) days prior to the date fixed for redemption the Company will furnish written notice to the Trustee and each holder of the Bonds being called for redemption by telecopy or other same-day communication, of the estimated Make-Whole Amount, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of such Make-Whole Amount and two Business Days prior to the Settlement Date for such redemption, the Company will furnish written notice in the foregoing manner to the Trustee and each holder of the Bonds being called for redemption of the Make-Whole Amount, if any, applicable to such redemption which is payable on the Settlement Date with respect to the related Called Principal, and the calculations used to determine such Make-Whole Amount.

Section 3.Anything in the Indenture or the Bonds to the contrary notwithstanding, any payment of principal, or premium, if any, or interest on the Bonds that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 4.Pursuant to Section 5.01 of the Indenture, so long as the original registered holders or any subsequent registered holder of the Bonds is an Institutional Investor, all payments of interest on the Bonds held by such holder and all payments on account of principal or premium, if any, shall be made directly to such holder or its nominee at such address as may from time to time be furnished by such holder in writing without surrender or presentation of the Bonds held by such holder to the Trustee (except in the case of payment or redemption of any of the Bonds in whole) and with respect to each such original holder or subsequent holder such payments shall be made in accordance with the provisions of any written agreement between such original holder or subsequent holder and the Company which shall have been communicated and consented to by the Trustee.

Section 5.All of the Bonds shall be secured by the Indenture and shall be subject to all of the terms and conditions thereof, as specifically set forth therein.  Except to the extent hereby amended, the Indenture is in all respects hereby ratified, confirmed and approved by the Company.

Article Two

Amendment of Mortgage

Section 1.The Company acknowledges that Section 5.15 of the Indenture has been heretofore amended and after giving effect to such amendment, reads as follows:

“Section 5.15.  Certificate as to Compliance.  On the Restatement Date and on or before May 30 each year thereafter, the Company will deliver to the Trustee (1) an Officers’ Certificate stating whether or not the Company is in default in the payment of the principal or interest on the Bonds or has knowledge of any Default, and, if so, specifying each such Default of which the signers have knowledge, and (2) a certificate of the firm of independent certified public accountants that prepared the consolidated financial statements for the Company and its Subsidiaries for the immediately preceding fiscal year to the effect that such firm, in making the examination in connection with its report on such consolidated financial statements, has obtained no knowledge of any Default (or if knowledge of Default has been obtained, specifying each such Default), by the Company during such fiscal year in the observance, performance, or fulfillment of any of the  conditions or covenants contained in this Indenture, compliance with which is subject to verification by accountants, and if the Company is not in compliance with any such condition or covenant, specifying such condition or covenant.”

Section 2.The Indenture is hereby further supplemented and amended by amending and restating the first clause of Section 11.02 of the Indenture to read:

“At any time and from time to time while in possession of the Mortgaged Property and not in default hereunder, the Company may without any release or consent by the Trustee, provided that, such property (i) is not fee-owned real estate property  or (ii) has a fair value less than the greater of $100,000 or 1% of the aggregate principal amount of the bonds at the time outstanding:”

Section 3.The Indenture is hereby further supplemented and amended by amending and restating the last paragraph of Section 11.02 of the Indenture to read:

“The Trustee shall, from time to time, execute any written instrument to confirm to any transferee the propriety of any action taken by the Company under this Section 11.02, upon receipt by the Trustee of (i) an Officers’ Certificate requesting the same and expressing any required opinions, and including a schedule describing the property disposed of and value thereof in reasonable detail and stating that no Default or Event of Default has occurred and is continuing and such action was duly taken in conformity with a designated Subsection of this Section 11.02, and (ii) except for the disposition of property described in Subsection (a), an Opinion of Counsel stating that such action was duly taken by the Company in conformity with such Subsection and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 11.02.”

Article Three
Miscellaneous Provisions

Section 1.The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture as if the provisions concerning the same were incorporated herein at length.  The Trustee under the Indenture shall ex officio be Trustee hereunder.  The recitals and statements in this Supplemental Indenture and in the Bonds shall be taken as statements by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Supplemental Indenture or of the Bonds, and the Trustee makes no covenants or representations, and shall not be responsible, as to and for the effect, authorization, execution, delivery or recording of this Supplemental Indenture.

Section 2.This Supplemental Indenture shall become void if and when the Original Indenture as heretofore supplemented and amended shall be void.

Section 3.The Indenture as supplemented hereby is ratified and confirmed.

Section 4.This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

In Witness Whereof, said Central Vermont Public Service Corporation has caused this instrument to be signed, and its corporate seal attested by its Assistant Corporate Secretary to be hereunto affixed, by Pamela J. Keefe, its Vice President in that behalf duly authorized, and said U.S. Bank National Association has caused this instrument to be executed in its corporate name by its Officer all as of the day and year first above written.

Central Vermont Public Service Corporation

By____________________________________
Pamela J. Keefe
Its Vice President

Attest:

______________________________
Mary C. Marzec
Assistant Corporate Secretary

Signed, sealed and delivered on
behalf of Central Vermont Public
Service Corporation in the presence of:(Corporate Seal)

______________________________
Kathleen Watts

______________________________
Paula Bishop

U.S. Bank National Association,
as Trustee

By____________________________________
Kathy L. Mitchell
Its Vice President

Signed and delivered on
behalf of U.S. Bank National
Association in the presence of:

______________________________
Mark A. Forgetta

______________________________
Karen R. Felt

State of Vermont)
)SS.
County of Rutland)

On this 7th day of May, A.D. 2008, before me, a Notary Public in and for said State, duly commissioned and acting as such, personally came Pamela J. Keefe, Vice President of said Central Vermont Public Service Corporation, to me personally known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that she resides in Brandon, Vermont; that she is Vice President of Central Vermont Public Service Corporation, the Corporation described in and which executed the foregoing instrument as party of the first part; that she knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Corporation, and that she signed her name thereto by like order, and she acknowledged and declared that she executed the foregoing instrument and caused the seal of said Central Vermont Public Service Corporation to be affixed thereto as its Vice President by authority of the Board of Directors of said Corporation, and acknowledged the same to be her free act and deed, and the free act and deed of said Corporation.

Witness my hand and official seal the day and year aforesaid.

_______________________________________
Melissa Stevens, Notary Public

My commission expires February 10, 2011

(Notarial Seal)

State of Connecticut)
)SS.
County of Hartford)

On this 7th day of May, A.D. 2008, before me, a Notary Public in and for said Commonwealth, duly commissioned and acting as such, personally came Kathy L. Mitchell, Vice President of U.S. Bank National Association, to me known and known to me to be one of the persons named in and who executed the foregoing instrument, and who being duly sworn by me deposed and said: that she resides in West Hartford, Connecticut; that she is a Vice President of U.S. Bank National Association, the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by authority of said Bank, and she acknowledged the same to be her free act and deed, and the free act and deed of said Bank.  And Kathy L. Mitchell, a Vice President of said U.S. Bank National Association, further acknowledged that she accepted the trust hereinbefore created for, and on behalf of, said U.S. Bank National Association, Trustee, upon the terms therein named.

Witness my hand and official seal the day and year aforesaid.

_______________________________________
Susan P. McNally, Notary Public

My commission expires March 31, 2010

(Notarial Seal)

(Form of Series UU Bonds)

Central Vermont Public Service Corporation

First Mortgage 6.83% Bond, Series UU, due May 15, 2028

No. RUU-_______$____________
PPN 155771 M#2May __, 2008

Central Vermont Public Service Corporation, a Vermont corporation (hereinafter called the “Company”), for value received, hereby promises to pay to _________________ or registered assigns, the sum of _________________ Dollars on the 15th day of May, 2028, and to pay to the registered holder interest (computed on the basis of a 360-day year of twelve 30-day months) on said sum from the date hereof until the same shall be paid, at the rate of 6.83% per annum, payable semi-annually on the 15th day of May and November in each year, commencing on November 15, 2008 until the payment of the said principal of this Bond becomes due and payable.  This Bond shall bear interest on any overdue principal, premium, if any, and on any overdue interest to the extent permitted by law, at a rate of 7.83%.  The principal of, premium, if any, and the interest on this Bond shall be payable at the corporate trust office of U.S. Bank National Association in the City of Hartford, Connecticut, or its successor in trust under the Indenture hereinafter referred to, at its designated corporate trust office, in coin or currency of the United States of America which, at the time of payment is legal tender for the payment of public and private debts; provided, that the principal, premium and interest on this Bond may be paid by written agreement between the Company and with the Bondholder by check mailed or wire transfer to the Bondholder, as specified in such agreement.

This Bond is one of a series of Bonds designated “First Mortgage 6.83% Bonds, Series UU (the “Series UU Bonds”).  The Bonds are part of an issue of bonds of the Company authorized, without limit as to aggregate amount issued or outstanding except as provided in the Indenture hereinafter mentioned, issued and to be issued under and pursuant to and all equally and ratably secured by an Indenture dated as of October 1, 1929 (said Indenture, as amended and supplemented by certain supplemental indentures later executed including the Forty-Sixth Supplemental Indenture dated as of May 15, 2008 (the “Supplemental Indenture”) pursuant to which the Bonds are being issued, being herein referred to as the “Indenture”) duly executed and delivered by the Company to U.S. Bank National Association (as successor to Old Colony Trust Company as trustee and other successor trustees) (the “Trustee”), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of the Bonds and of the Trustee in respect of such security.  By the terms of the Indenture, the Bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, and in other respects as provided in the Indenture.

This Bond shall be redeemable at the option of the Company in whole, or in part, at any time, in an amount not less than 5% of the aggregate principal amount of the Bonds then outstanding in the case of a partial redemption, upon the notice and in the manner provided in Article Twelve of the Indenture, at 100% of the principal amount of the Bonds to be redeemed and interest thereon to the redemption date plus a premium equal to the Make-Whole Amount (defined below), which shall be determined two Business Days prior to the date of such redemption and certified in writing to the Trustee.

The term “Make-Whole Amount” means, with respect to any Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Bond, the principal of such Bond that is to be redeemed pursuant to Section 2 of the Supplemental Indenture or has become or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture.

“Discounted Value” means, with respect to the Called Principal of any Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2 of the Supplemental Indenture or Section 6.01 of the Indenture, as the context requires.

“Settlement Date” means, with respect to the Called Principal of any Bond, the date on which such Called Principal is to be redeemed pursuant to Section 2 of the Supplemental Indenture has became or is declared to be immediately due and payable pursuant to Section 6.01 of the Indenture, as the context requires.

In case an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable prior to maturity as provided in the Indenture.  No recourse shall be had for the payment of the principal, premium, if any, or interest of this Bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, either directly or through the Company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the holder hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond is transferable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee in the City of St. Paul, Minnesota, upon surrender and cancellation of this Bond, and upon any such transfer a new registered Bond or Bonds of the same series and maturity date and for the same aggregate principal amount will be issued to the transferee in exchange herefor.  This Bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

In Witness Whereof, Central Vermont Public Service Corporation has caused this Bond to be executed in its name by its President or one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this 15th day of May, 2008.

Central Vermont Public Service Corporation

By____________________________________
Pamela J. Keefe, Vice President

Attest:

____________________________________
Mary C. Marzec, Assistant Secretary

(Form of Trustee’s Certificate)

Trustee’s Certificate of Authentication

This Bond is one of the Series UU Bonds described in the within mentioned Indenture.

U.S. Bank National Association,
Trustee

By____________________________________
Authorized Officer

Description of Real Property

All land and premises, rights, privileges and easements conveyed or purported to have been conveyed to the Company in and by the following described deeds and the records thereof are hereby incorporated herein by reference:

Properties not previously described:

1)Deed from Paul and Patricia Brodeur, dated September 20, 2005, recorded in Book 187, Pages 485-487 of the St. Albans Town Land Records in the County of Franklin and State of Vermont.

2)Deed from Grace McKeon, dated March 24, 2006, recorded in Book 171, Pages 719-721 of the Winhall Town Land Records in the County of Bennington and State of Vermont.

3)Deed from Rochester Electric Light and Power Co. dated September 1, 2006, recorded in Book 82, Pages 93-99 of the Rochester Town Land Records in the County of Windsor and State of Vermont.

Also Deed from Rochester Electric Light and Power Co. dated September 1, 2006, recorded in Book 69, Page 144-150 of the Stockbridge Town Land Records in the County of Windsor and State of Vermont.

 Also Deed from Rochester Electric Light and Power Co. dated September 1, 2006, recorded in Book 54, Pages 723-729 of the Pittsfield Town Land Records in the County of Rutland and State of Vermont.

4)Deed from Rutland County Community Land Trust Inc., dated September 14, 2007, recorded in Book 130, Pages 574-577 of the Clarendon Town Land Records in the County of Rutland and State of Vermont.

5)Deed from Vermont Electric Cooperative, Inc. dated December 7, 2006, recorded in Book 247, Pages 289-290 of the Wilmington Town Land Records in the County of Windham and State of Vermont.

Also Deed from Vermont Electric Cooperative, Inc. dated December 7, 2006, recorded in Book 247, Pages 291-292 of the Wilmington Town Land Records in the County of Windham and State of Vermont.

Also Deed from Vermont Electric Cooperative, Inc. dated December 7, 2006, recorded in Book 267, Pages 189-191 of the Dover Town Land Records in the County of Windham and State of Vermont.

Also Deed from Vermont Electric Cooperative, Inc. dated December 7, 2006, recorded in Book 117, Pages 27-28 of the Guilford Town Land Records in the County of Windham and State of Vermont.

6)Deed from C.V. Realty Inc. dated December 28, 2007, recorded in Book 72, Page 564 of the Chittenden Town Land Records in the County of Rutland and State of Vermont.

Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

In New London County, State of Connecticut:
Waterford

In Hartford County, State of Connecticut:
Berlin

In Cumberland County, State of Maine:
Yarmouth

In Sullivan County, State of New Hampshire:
Charlestown	Cornish	Plainfield
Claremont	Newport	Unity

In Cheshire County, State of New Hampshire:
Chesterfield	Hinsdale

In Grafton County, State of New Hampshire:
Bath	Lyman	Orford
Haverhill	Lyme	Piermont

In Washington County, State of New York:
Granville	Hampton

In Rensselaer County, State of New York:
Hoosick

In Addison County, State of Vermont:
Addison	Leicester	Ripton
Bridport	Lincoln	Salisbury
Bristol	Middlebury	Shoreham
Cornwall	Monkton	Starksboro
Ferrisburg	New Haven	Vergennes
Goshen	Orwell	Weybridge
Granville	Panton	Whiting
Hancock

In Bennington County, State of Vermont:
Arlington	Manchester	Searsburg
Bennington	Peru	Shaftsbury
Dorset	Pownal	Sunderland
Glastenbury	Rupert	Winhall
Landgrove	Readsboro	Woodford
Sandgate

In Caledonia County, State of Vermont:
Barnet	Lyndon	Walden
Danville	Ryegate	Waterford
Kirby	St. Johnsbury	Wheelock

In Chittenden County, State of Vermont:
Buels Gore	Essex	Milton
Burlington	Huntington	Underhill
Colchester	Jericho	Westford

In Essex County, State of Vermont:
Concord	Guildhall	Victory
Granby	Lunenburg

In Franklin County, State of Vermont:
Bakersfield	Fletcher	Richford
Berkshire	Franklin	Sheldon
Enosburg	Georgia	St. Albans City
Fairfax	Highgate	St. Albans Town
Fairfield	Montgomery	Swanton

In Lamoille County, State of Vermont:
Belvidere	Eden	Johnson
Cambridge	Hyde Park

In Orange County, State of Vermont:
Bradford	Fairlee	Thetford
Braintree	Newbury	Tunbridge
Brookfield	Randolph	Vershire
Chelsea	Strafford	West Fairlee

In Orleans County, State of Vermont:
Lowell	Irasburg

In Rutland County, State of Vermont:
Benson	Middletown Springs	Sherburne
Brandon	Mt. Holly	Shrewsbury
Castleton	Mt. Tabor	Sudbury
Chittenden	Pawlet	Tinmouth
Clarendon	Pittsfield	Wallingford
Danby	Pittsford	Wells
Fair Haven	Poultney	West Haven
Hubbardton	Proctor	West Rutland
Ira	Rutland City
Mendon	Rutland Town

In Washington County, State of Vermont:
Northfield	Roxbury

In Windham County, State of Vermont:
Athens	Jamaica	Wardsboro
Brattleboro	Londonderry	Westminster
Brookline	Marlboro	Whitingham
Dover	Newfane	Wilmington
Dummerston	Rockingham	Windham
Grafton	Stratton
Guilford	Townsend
Halifax	Vernon

In Windsor County, State of Vermont:
Andover	Hartland	Sharon
Baltimore	Ludlow	Springfield
Barnard	Norwich	Stockbridge
Bethel	Plymouth	Weathersfield
Bridgewater	Pomfret	Weston
Cavendish	Reading	West Windsor
Chester	Rochester	Windsor
Hartford	Royalton	Woodstock